EXHIBIT 21.1






                                                          State or Other
                                                          Jurisdiction of
                                                          Incorporation or
       Name, Address and Telephone Number                 Organization
       ----------------------------------                 ------------


       Amscan Inc.....................................    New York
       Trisar, Inc....................................    California
       Am-Source, Inc.................................    Rhode Island
       SSY Realty Corp................................    New York
       JCS Realty Corp................................    New York
       Anagram International, Inc.....................    Minnesota
       Anagram International Holdings, Inc............    Minnesota
       Anagram International, LLC.....................    Nevada
       Anagram Eden Prairie Property Holdings LLC.....    Delaware

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*    The address of each of these subsidiaries is 80 Grasslands Road,  Elmsford,
     New York 10523. Their telephone number is (914) 345-2020.